SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

INTRALASE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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©1997 – 2007 IntraLase Corp.  All rights reserved. Confidential

All Employee Meeting
Robert J. Palmisano, President and
Chief Executive Officer
January 8, 2007
Filed by IntraLase Corp.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: IntraLase Corp.
Commission File No. 000-50939

©1997 – 2006 IntraLase Corp.  All rights reserved. Confidential

Why AMO and IntraLase?
•
Transaction creates a refractive
“Powerhouse”
•
IntraLase Doctors and patients
worldwide will benefit from an
unparalleled full suite of state-of-the-art
refractive products
•
Combines companies’ strength and
experience in R&D

©1997 – 2006 IntraLase Corp. All rights reserved. Confidential 3 Impact on IntraLase • Business impact • Customer impact • Employee impact • Stock Options • Success Plan

©1997 – 2006 IntraLase Corp.  All rights reserved. Confidential

2006 Success Plan Update
•
80% achievement of 4 corporate
objectives required to fund
•
Payout based 50% on corporate
objectives and 50% on attainment of
department objectives
•
Payout, depending upon department
objectives, likely to be around 4% of
eligible wages
•
Payout likely to be made in mid-to-late
February

©1997 – 2007 IntraLase Corp. All rights reserved. Confidential 5 Next Employee Meeting: Tuesday, January 23 Next Employee Meeting: Next Employee Meeting: Tuesday, January 23 Tuesday, January 23